Exhibit 99.1

CVR Partners, LP Announces Commencement of Tender Offer,
Consent Solicitation and Change of Control Purchase Offer

SUGAR LAND, Texas (April 29, 2016) – CVR Partners, LP (“CVR Partners”) (NYSE: UAN) today announced that its subsidiary, East Dubuque Nitrogen Partners, L.P. (f/k/a Rentech Nitrogen Partners, L.P.) (the “Company”) has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 6.500% Second Lien Senior Secured Notes due 2021 (CUSIP Nos. 76011Q AA7 and U76034 AA2) (the “Notes”) issued by the Company and East Dubuque Finance Corporation (f/k/a Rentech Nitrogen Finance Corporation) (together with the Company, the “East Dubuque Issuers”). In connection with the Tender Offer, the Company is soliciting the consents of holders of the Notes to certain proposed amendments (the “Consent Solicitation”) to the indenture governing the Notes (the “Indenture”). Concurrently with, but separate from the Tender Offer, the Company has commenced an offer to purchase for cash any and all of its outstanding Notes at a purchase price of 101% of the aggregate principal amount (the “Purchase Amount”) of the Notes (the “Change of Control Offer” and, together with the Tender Offer, the “Offers”). Notes that remain outstanding following the consummation of the Offers will continue to be obligations of the East Dubuque Issuers under the Indenture.

Tender Offer and Consent Solicitation

The Tender Offer will expire at 5:00 p.m., New York City time on May 27, 2016, unless extended or earlier terminated (such date and time, as may be extended, the “Expiration Date”). Under the terms of the Tender Offer, holders of the Notes who validly tender their Notes and provide their consents to the proposed amendments to the Indenture (and who do not validly withdraw their Notes and consents) at or prior to 5:00 p.m., New York City time on May 12, 2016, (as such date and time may be extended, the “Early Tender Date”) will receive an amount equal to $1,015 per $1,000 in principal amount (the “Total Consideration”). Holders who validly tender their Notes and provide their consents to the proposed amendments after the Early Tender Date but at or prior to the Expiration Date will receive an amount equal to $985 per $1,000 in principal amount (the “Tender Consideration”).

Notes	CUSIPs and ISINs	Tender Consideration(1)	Early Participation Premium(1)(2)	Total Consideration(1)(2)
6.500% Second Lien Senior Secured Notes due 2021 $320,000,000	CUSIP: 76011Q AA7 U76034 AA2 ISIN: US76011QAA76 USU76034AA27	$985.00	$30.00	$1,015.00

(1)	For each $1,000 principal amount of Notes, excluding accrued but unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.

(2)	Payable only to Holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Date.

Holders whose Notes are accepted in the Tender Offer will also be paid accrued and unpaid interest, if any, on the Notes up to, but not including, the settlement date. Holders should note that the Total Consideration is higher than, and the Tender Consideration is lower than, the Purchase Amount under the Change of Control Offer. The procedures for tendering Notes in the Tender Offer and in the Change of Control Offer are separate. Notes tendered in the Tender Offer may not be tendered in the Change of Control Offer, and Notes tendered in the Change of Control Offer may not be tendered in the Tender Offer.

The primary purpose of the Consent Solicitation and proposed amendments is to eliminate or modify substantially all of the restrictive covenants relating to the Company and its subsidiaries, eliminate all events of default other than failure to pay principal, premium or interest on the Notes, eliminate all conditions to satisfaction and discharge, and release the liens on the collateral securing the Notes. Holders may not tender their Notes in the Tender Offer without delivering their consents under the Consent Solicitation, and holders may not deliver their consents under the Consent Solicitation without tendering their Notes pursuant to the Tender Offer. If the requisite consents are received and the proposed amendments become effective pursuant to the Consent Solicitation, the Company will terminate the Change of Control Offer.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the receipt of requisite consents. The Company reserves the right, at its sole discretion, to waive any and all conditions to the Tender Offer. Complete details of the terms and conditions of the Tender Offer are included in the Company's offer to purchase and consent solicitation, dated April 29, 2016. Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to Ipreo LLC, the Information and Tender Agent, at (888) 593-9546 or (212) 849-3880 (Banks and Brokers). Credit Suisse Securities (USA) LLC will act as Dealer Manager for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Credit Suisse at (800) 820-1653 (U.S. toll free) or (212) 538-2147 (collect).

Change of Control Offer

The Change of Control Offer is being made in connection with the consummation of the merger of the Company and its general partner with and into separate subsidiaries of CVR Partners (together, the “Merger”). The consummation of the Merger constitutes a “change of control” under the Indenture and obligates the East Dubuque Issuers to make a Change of Control Offer.

The Change of Control Offer is scheduled to expire at 5:00 p.m., New York City time, on June 28, 2016, unless extended by the Company (such time and date, as the same may be extended, the “Expiration Time”). Holders who validly tender their Notes prior to the Expiration Time will be eligible to receive a purchase price of $1,010 for each $1,000 principal amount of Notes. Holders whose Notes are purchased in the Change of Control Offer will also receive accrued and unpaid interest from the most recent interest payment date on their Notes up to, but not including, the settlement date, which will occur promptly after the Expiration Time.

Tendered Notes may be withdrawn at any time at or before the close of business on the second business day preceding the Expiration Time. Any extension, termination or amendment of the Change of Control Offer will be followed as promptly as practicable by a public announcement thereof.

The complete terms and conditions of the Change of Control Offer are described in the Company’s Change of Control Notice and Offer to Purchase dated April 29, 2016, copies of which may be obtained from Wells Fargo Bank, National Association, the Depositary and Paying Agent for the Change of Control Offer, by calling (800) 344-5128.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Change of Control Offer is being made solely by the Change of Control Notice and Offer to Purchase dated April 29, 2016. The Change of Control Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kansas, and East Dubuque, Illinois, CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. CVR Partners’ Coffeyville nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day urea ammonium nitrate (UAN) unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque nitrogen fertilizer manufacturing facility uses natural gas to produce nitrogen fertilizer and primarily includes a 1,025 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

The principal executive offices of CVR Partners are located at 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479 and its telephone number is 281-207-3200.

Forward-Looking Statements

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as "outlook," "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor contact:
Wes Harris
CVR Partners, LP
281-207-3490
InvestorRelations@CVRPartners.com

Media Relations:
Angie Dasbach
CVR Partners, LP
281-207-3550

MediaRelations@CVRPartners.com